UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 12, 2012

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:

Benjamin Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 12, 2012, China Education Alliance, Inc. (the “Company”) dismissed Sherb & Co., LLP (“Sherb”) as its independent registered public accounting firm and appointed Baker Tilly Hong Kong (“Baker Tilly”) as its new independent registered public accounting firm. The decision to appoint Baker Tilly as the new independent registered public accounting firm was approved by the Audit Committee and the Board of Directors of the Company on March 12, 2012.

The audit reports of Sherb on the Company’s financial statements for each of the past two fiscal years ended December 31, 2009, and 2010, contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the date of this report, the Company has had no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods.

During the two most recent fiscal years and through the date of this report, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Sherb with a copy of this disclosure before its filing with the SEC. The Company requested that Sherb provide the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements, and the Company received a letter from Sherb stating that it agrees with the above statements.  A copy of this letter is filed as an exhibit to this report and is incorporated herein by reference.

New Independent Registered Public Accounting Firm

The Audit Committee and the Board of Directors of the Company appointed Baker Tilly as the new independent registered public accounting firm effective as of March 12, 2012. During the two most recent fiscal years and through the date of its engagement, the Company did not consult with Baker Tilly regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)) , during the two most recent fiscal years.

Prior to engaging Baker Tilly, Baker Tilly did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change its independent registered public accounting firm from Sherb to Baker Tilly.

Item 8.01 Other Events.

On March 15, 2012, the Company issued a press release announcing the dismissal of Sherb and the appointment of Baker Tilly as its independent registered public accounting firm. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter dated March 16, 2012 from Sherb & Co., LLP to the Securities and Exchange Commission.
99.1	Press release, dated March 15, 2012, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 16, 2012
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer